Exhibit 99.3

Petron Energy II, Inc.
Unaudited Combined Pro Forma Financial Information

In August, 2011 Petron Energy II, Inc. (“Petron”) and Petron Energy Special Corp. (“Corp”) entered into an Asset Purchase Agreement whereby Petron would acquire all assets of Corp., and assume all of Corp’s liabilities.  Mr. Floyd Smith was the majority shareholder, president and sole director of Petron and the majority shareholder and CEO of Corp.  Due to the common control, the acquisition of the assets and assumption of debt is accounted for using Corp.’s historical basis of accounting.  In December, 2011, pursuant to Nevada Revised Statues, Corp. was merged into Petron.

The unaudited combined pro forma balance sheet gives effect to the acquisition as if the transaction had taken place on September 30, 2011 and combines Petron’s unaudited balance sheet at August 31, 2011 and Corp.’s unaudited balance sheet at September 30, 2011.  The combined pro forma statements of operations for Petron and Corp. for the year ended December 31, 2010 and the unaudited nine month period September 30, 2011 gives effect to the acquisition as if the transaction had taken place January 1, 2010 and 2011.

These pro forma financial statements are provided for illustrative purposes and do not purport to represent what the Company’s financial position would have been if such transactions had occurred on the above mentioned dates.  These statements were prepared using accounting principles generally accepted in the United States.  The use of estimates is required and actual results could differ from the estimates used.  The Company believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the acquisition.

PETRON ENERGY II, INC.
Combined Pro Forma Balance Sheet
(Unaudited)
	Petron Energy	Petron Energy
	II, Inc.	Special Corp
	August 31,	September 30,	Pro Forma		Pro Forma
	2011	2011	Adjustments		Combined
ASSETS
Current Assets

Cash and Cash Equivalents	$249,107	$152,613	$-		$401,720
Accounts Receivable-oil & gas sales	-	14,520	-		14,520
Advances--Related Party	156,900	-	166,737	(3)	323,637
Prepaid Expenses	-	4,151	-		4,151
Total Current Assets	406,007	171,284	166,737		744,028

Investments in Pipeline	-	825,153			825,153
Producing Oil & Gas Properties	673,310	808,998	(376,660)	(2)	1,105,648
Other Depreciable Equipment	-	46,860			46,860
Investment in common stock	-	296,650	(296,650)	(2)	-
Other Assets		31,575	-		31,575

TOTAL ASSETS	$1,079,317	$2,180,520	$(506,573)		$2,753,264

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities

Accounts Payable--Trade	$62,620	$295,811	$-		$358,431
Accounts Payable--Related Party	-	2,967	-		2,967
Related Party Payables	131,912	138,747	(270,659)	(3)	-
Total Current Liabilities	194,532	437,525	(270,659)		361,398

STOCKHOLDERS' EQUITY
Petron Energy II, Inc.

Preferred Stock, $0.01 par value, 10,000,000 shares authorized, 0 shares issued
and outstanding at August 31, 2011	-	-	-		-
Series A Preferred Stock, $0.01 par value, 1,000 shares authorized, 1,000	-	-	-		-
shares issued and outstanding at August 31, 2011	1	-	-		1
Common Stock, $0.01 par value, 1,000,000,000 shares authorized, 80,463,200		-	-		-
and 106,063,974 issued and outstanding at August 31, 2011 and September 30,	80,463	-	25,601	(4)	106,064
2011, respectively
Additional Paid-In Capital	1,425,368	-	12,044,885	(1)
			(673,310)	(2)
			489,445	(3)
			(25,601)	(4)	13,260,787
Accumulated Deficit	(621,047)	-	(10,301,890)	(1)
			(52,049)	(3)	(10,974,986)
Total Stockholders' Equity	884,785	-	1,507,081		2,391,866

Petron Energy Special Corp.

Preferred Stock, $0.01 par value, 15,000,000 shares authorized,
none issued and outstanding	-	-	-		-
Series A Preferred Stock, $0.01 par value, 15,000,000 shares authorized,
13,633,261 issued and outstanding	-	136,333	(136,333)	(1)	-
Common Stock, $0.01 par value, 500,000,000shares authorized,
51,252,956 issued and outstanding	-	512,529	(512,529)	(1)	-
Additional Paid-In Capital	-	11,396,023	(11,396,023)	(1)	-
Accumulated Deficit	-	(10,301,890)	10,301,890	(1)	-
Total Stockholders' Equity		1,742,995	(1,742,995)		-

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,079,317	$2,180,520	$(506,573)		$2,753,264

PETRON ENERGY II, INC.
Combined Pro Forma Statement of Operations
(Unaudited)

	Nine Months Ended
	Petron Energy	Petron Energy
	II, Inc.	Special Corp
	August 31,	September 30,	Pro Forma	Pro Forma
	2011	2011	Adjustments	Combined

Revenue

Oil & Gas Sales	$-	$85,862	$-	$85,862
Pipeline Revenue	-	3,642	-	3,642
Total Revenue		89,504		89,504

Costs and Expenses

Cost of Revenue	-	203,391	-	203,391
Depletion, Depreciation and Amortization	-	70,600	-	70,600
General and Adminstrative	499,549	1,749,984	52,049	2,301,582
Interest Expense	1,328	-	-	1,328
Total Expenses	500,877	2,023,975	52,049	2,576,901
Loss from Operations Before Income Taxes	(500,877)	(1,934,471)	(52,049)	(2,487,397)
Income Tax Benefit	-	-	-	-

Net Loss	(500,877)	(1,934,471)	(52,049)	(2,487,397)
Preferred Stock Dividends	-	(875)	-	(875)

Net Loss Available to Common Stockholders	$(500,877)	$(1,935,346)	$(52,049)	$(2,488,272)

Loss per share--basic and diluted				$(0.03)

Weighted average number of shares-basic and diluted				91,942,000

Petron Energy II, Inc.

Notes to Unaudited Combined Pro Forma Financial Information

(1)	Entry to combine the shareholder equity accounts of Corp. with Petron.

(2)	Eliminate the issuance of 3,000,000 shares of Petron’s common stock issued to Corp. for oil and gas equipment.

(3)	In September 2011 Petron sold 9,946,233 shares of common stock for $596,783. The money was deposited in Corp.’s bank account and then Corp made certain expenditures on behalf of Petron.

(4)	The following summarizes the changes in the outstanding number of common shares of Petron:

Petron’s outstanding common shares

August 31, 2011		80,463,200

Issuances:
Shares sold September, 2011		9,946,233
Shares issued to Corp.’s
Shareholders		78,654,541

Reduction:
Shares cancelled December, 2011		(60,000,000)
Shares issued in August 2011 to
Corp. for oil and gas equipment		(3,000,000)

Pro Forma outstanding shares
September 30, 2011		106,063,974

Par Value Per Share	$	X 0.001

Pro Forma Par Value		$106,064

Recorded Par Value		(80,463)

Change in Par Value		$25,601